UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2008

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
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(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -

Other Events

Item 8.01.

Other Events.

On May 13, 2008, Northeast Utilities (NU) stated that its representatives will meet with the Planning Advisory Committee of the New England Independent System Operator (ISO-New England) on May 19, 2008 to review updated plans for its previously announced transmission upgrade projects in Southern New England known as the New England East West Solution (NEEWS).  NU expects to undertake construction of portions of the NEEWS projects jointly with National Grid.  The projects are designed to improve the east-west transfer capability across New England; address reliability challenges in and around Springfield, Massachusetts and within Rhode Island; relieve interstate transfer capacity constraints among Massachusetts, Connecticut and Rhode Island; and relieve east-west transmission constraints within Connecticut.

NU expects to construct three major projects and several smaller projects as part of NEEWS through its subsidiaries, The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO).  CL&P and WMECO expect to invest a total of approximately $1.49 billion in these projects, compared with the previously estimated $1.4 billion.  Completion of all projects is currently projected for the end of 2013.

The three major projects consist of the Greater Springfield Reliability Project, the Interstate Reliability Project, and the Central Connecticut Reliability Project.

The Greater Springfield Reliability Project is the largest project and is estimated to cost approximately $715 million, or nearly 50 percent of NU’s total investment in the NEEWS projects.  That project includes construction of a new 345 kV transmission line from Ludlow, Massachusetts to Bloomfield, Connecticut, upgrades to a number of overhead 115 kV lines, various substation upgrades, and construction of a new switching station in Springfield, Massachusetts.  WMECO’s 115 kV Springfield Underground Cables project, previously estimated to cost $350 million, has been integrated into the Greater Springfield Reliability Project.

CL&P and WMECO expect to file applications with Connecticut and Massachusetts state siting authorities late in the third quarter of 2008 for the Greater Springfield Reliability Project, and siting approvals are expected to be received in late 2009 or early 2010 for construction to begin by the end of 2010.

NU’s portion of the other two major projects, the Interstate Reliability Project and the Central Connecticut Reliability Project, would be constructed solely by CL&P and each respective portion is estimated to cost approximately $250 million and $315 million.  CL&P expects to file by the end of 2008 for approval to construct the Interstate Reliability Project, a 345 kV line from Lebanon, Connecticut to the Connecticut-Rhode Island border, where it would connect with enhancements to transmission lines designed by National Grid.  CL&P expects to file for approval of the Central Connecticut Reliability Project, which is another 345 kV line to be built between Bloomfield, Connecticut and Watertown, Connecticut, in 2009.

Included as part of the NEEWS projects are approximately $210 million of reliability related expenditures, many of which may be incurred in advance of the three major projects.  CL&P and WMECO expect to begin filing siting applications related to some of these expenditures later in 2008.

During the siting approval process, regulators may require changes in configuration to address local concerns which could increase construction costs beyond the current estimate of $1.49 billion.  The companies’ current designs do not contemplate any underground 345 kV lines, and building these lines underground would increase total costs.  NU continues to estimate that its consolidated transmission capital expenditures will be approximately $3 billion from 2008 through 2012.

For further information on our transmission projects, please see “Management’s Discussion and Analysis – Business Development and Capital Expenditures” in NU’s, CL&P’s and WMECO’s Annual Report on Form 10-K for the year ended December 31, 2007 and in NU’s, CL&P’s and WMECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
Date: May 13, 2008	By: /s/ Shirley M. Payne Shirley M. Payne Vice President-Accounting and Controller